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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
November 25, 2013 (November 22, 2013)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2013, Matthew P. Clifton notified the Board of Directors (the “Board”) of Holly Logistic Services, L.L.C. (the “Company”) that he will retire from his position as Chief Executive Officer effective at the end of day on December 31, 2013. In connection with his notice, the Board appointed Mr. Clifton as Executive Chairman, effective January 1, 2014. The Company is a wholly-owned subsidiary of HollyFrontier Corporation (“HollyFrontier”) and the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P. (the “Partnership”).

As a result of Mr. Clifton’s retirement as Chief Executive Officer and appointment as Executive Chairman, on November 22, 2013, the Board appointed Michael C. Jennings as the Chief Executive Officer of the Company effective January 1, 2014. Mr. Jennings, 48, has served as the Chief Executive Officer and President of HollyFrontier since the merger of Holly Corporation and Frontier Oil Corporation in July 2011. Mr. Jennings previously served as the President and Chief Executive Officer of Frontier Oil Corporation from 2009 until the merger in July 2011 and as the Executive Vice President and Chief Financial Officer of Frontier Oil Corporation from 2005 until 2009. Mr. Jennings has served on the Board of the Company since October 2011. He also has served as Chairman of the Board of HollyFrontier since January 2013. Mr. Jennings has served as a director of HollyFrontier since the merger in July 2011 and as a director of ION Geophysical Corporation since December 2010. Mr. Jennings served as Chairman of the board of directors of Frontier Oil Corporation from 2010 until the merger in July 2011 and as a director of Frontier Oil Corporation from 2008 until the merger in July 2011.

There are no arrangements or understandings between Mr. Jennings and any other person pursuant to which Mr. Jennings was selected as an officer. Mr. Jennings does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Jennings has an interest requiring disclosure under item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.
On November 25, 2013, the Partnership issued a press release announcing Mr. Clifton’s retirement as Chief Executive Officer effective at the end of day on December 31, 2013, the appointment of Mr. Clifton as Executive Chairman of the Company effective January 1, 2014 and the appointment of Mr. Jennings as Chief Executive Officer of the Company effective January 1, 2014. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.
The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of the Partnership issued November 25, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Douglas S. Aron
Executive Vice President and Chief Financial Officer

Date:    November 25, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Partnership issued November 25, 2013.